UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2024

Kaanapali Land, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction ofIncorporation)	#0-50273 (Commission File Number)	01-0731997 (IRS Employer Identification No.)

900 N. Michigan Ave., Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:312-915-1987

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2024, Kaanapali Land Management Corp., an indirect wholly-owned subsidiary of Kaanapali Land, LLC (“KLMC”), entered into a property purchase agreement (“PVM Sales Agreement”) with Kauhale Development LLC (“Buyer”) for the sale of several parcels of land, aggregating approximately 241 acres (the “Property”) within Pu'ukoli'i Village Mauka, a master development plan area, located near the Kaanapali resort area, north of Lahaina, Hawaii.

Pursuant to the PVM Sales Agreement, the base sales price for the Property is $29.9 million, assuming the development of a 940-unit subdivision, plus a density price adjustment for each additional unit for which the Buyer has obtained building permits for developments on the Property. Additionally, KLMC will be entitled to 2.5% of the gross sales price of each market priced unit sold and is eligible for additional sales consideration for certain bulk sales of PVM by the Buyer within the five-year period following the closing.

The PVM Sales Agreement contains customary warranties and representations, covenants and indemnification provisions, and the closing of the sale of the Property is subject to the satisfactory completion of the Buyer's investigation and evaluation of the Property during the due diligence period. In addition, the Buyer has the right to terminate the PVM Sales Agreement, in its sole discretion, on or before the expiration of the due diligence period. The closing date shall be the date that is 30 calendar days after the expiration of the due diligence period. The due diligence period expires one hundred days after June 3, 2024, subject to a one-time extension upon the Buyer's election of sixty calendar days as further provided in the PVM Sales Agreement, unless the PVM Sales Agreement is earlier terminated pursuant to its terms or the Buyer delivers an earlier notice to proceed prior to the expiration of the due diligence period. Accordingly, there can be no assurance the sale of PVM the Property will be completed under the existing or any other terms of the PVM Sales Agreement, if at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

KAANAPALI LAND, LLC

	By:	Pacific Trail Holdings, LLC (sole member)

/s/ Richard Helland
June 5, 2024	By:	Richard Helland, Vice President

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